Exhibit 99.1


     Montpelier Announces Formation of New Lloyd's Syndicate 5151


    HAMILTON, Bermuda--(BUSINESS WIRE)--June 19, 2007--Montpelier Re Holdings Ltd. (NYSE: MRH) today announced that it has received approval from Lloyd's for the commencement of trading on July 1st 2007 of a new Syndicate, to be known as Montpelier Syndicate 5151, pseudonym "MRE".

    The Syndicate will underwrite a book of non-marine property and engineering classes and a limited amount of specialty casualty business sourced from the London, U.S. and European markets. Stamp capacity for 2007 is set at GBP 47m, but is planned to increase to GBP 143m in 2008, subject to market conditions.

    Funds at Lloyd's will be provided by a sole corporate member wholly-owned by Montpelier.

    The active underwriter of the Syndicate will be Richard Chattock, who has been with Montpelier as a Senior Underwriter since the Company's inception and was formerly Underwriting Manager, Property and Casualty Division at Cox Syndicates Limited. Other existing Montpelier underwriting staff will join Mr. Chattock in London and Montpelier's existing proprietary underwriting, pricing and risk management systems will be employed.

    One of the early initiatives of the Syndicate will be to accept business from a new U.S. MGA, Montpelier Underwriting Inc. ("MUI"), which is wholly-owned by Montpelier and is headed by Stanley Kott, formerly CEO of Wellington Underwriting Inc. Headquartered in Hartford, Connecticut, MUI will introduce a variety of reinsurance and insurance business, predominantly short-tail in nature, to the Syndicate.

    Initially, Montpelier is partnering with Spectrum Syndicate
Management Ltd., who will act as the managing agent of the Syndicate.

    Montpelier Chairman and CEO, Anthony Taylor, said, "We have concluded that now is the appropriate time to expand our platform beyond the shores of Bermuda."

    "Our philosophy of underwriting from a single seat of operations has served us well over the past five years. During this period we have established a unique underwriting culture and developed proprietary risk management systems geared towards serving the needs of our clients' short-tail reinsurance and insurance needs."

    "In taking these new initiatives our aims are to access business through a broader range of distribution channels and to increase, over time, the proportion of non catastrophe-exposed business that we underwrite. However we will continue to maintain our traditional focus on short-tail business."

    "In keeping with the established pattern we have already written most of our book for 2007. In light of market conditions the new operations will be taking the time to pick their spots carefully and, accordingly, any impact on our overall premium income this year is expected to be small while general and administrative expenses are expected to rise as we build out our infrastructure."

    "This is an important change of tactics for Montpelier, and sets the Company on a broader path for the future."

    Montpelier Re Holdings Ltd., through its operating subsidiary
Montpelier Reinsurance Ltd., is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in Montpelier's public filings with the Securities and Exchange Commission.

    Notes for Editors:

    Richard Chattock

    Mr. Chattock joined Montpelier Re in March 2002. He has 21 years of property underwriting experience in the industry, embracing Boiler and Machinery, Construction and Erection risks, Direct and Facultative and most recently Catastrophe and Risk Excess Property Reinsurance. His career has included appointments with CIGNA, AIG and AXA Re in London and abroad, latterly as Underwriting Manager of the Property and Casualty Division for Cox syndicate at Lloyd's. Richard has an honors degree in Engineering and Mathematics from Reading University.

    Stanley Kott

    Mr. Kott has 35 years of industry experience, most recently with Wellington Underwriting plc where he was CEO of the US operations for 8 years. Prior to Wellington he was at NAC Re responsible for all property and specialty lines for 9 years, and prior to that with EW Blanch, Guy Carpenter and Gen Re. He is a graduate of Canisius College, Buffalo.

    Application of the Safe Harbor of the Private Securities
Litigation Reform Act of 1995:

    This press release contains, and Montpelier Re may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier's control, that could cause actual results to differ materially from such statements. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import generally involve forward-looking statements.

    Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan for Montpelier Syndicate 5151 effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in "Risk Factors" contained in our annual report on Form 10-K for the year ended December 31, 2006 which we have filed with the Securities and Exchange Commission.

    Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.


    CONTACT: Montpelier Re Holdings Ltd.
             Investors:
             William Pollett, 441-297-9576
             SVP & Treasurer
             or
             Media:
             Jeannine Klein Menzies, 441-297-9570
             Corporate Affairs Manager